SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Northern States Power Company

(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State of Incorporation)	41-1967505 (I.R.S. Employer Identification No.)
414 Nicollet Mall, Minneapolis, MN (Address of Principal Executive Offices)	55401 (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

8.00% Public Income Notes	The New York Stock Exchange, Inc.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /  /

     Securities Act registration statement file number to which this form relates:                 (if applicable).

     Securities to be registered pursuant to Section 12(g) of the Act:

None.
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURES

Item 1.                    Description of Registrant’s Securities to be Registered

The $175,000,000 aggregate principal amount of 8.00% Notes, Series due 2042, plus up to an additional $26,250,000 to cover overallotments, (the “Notes”) to be registered hereby are described in the Prospectus Supplement, dated July 8, 2002, relating to the offering of the Notes, filed with the Securities and Exchange Commission on July 9, 2002, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which Prospectus Supplement is incorporated herein by reference. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (No. 333-59098) relating to $600 million aggregate principal amount of debt securities of the Registrant.

Item 2.                    Exhibits

Exhibit
Number	Description

4.01	Trust Indenture, dated July 9, 1999, between NSP and Norwest Bank Minnesota, National Association, as Trustee. (Incorporated by reference to Exhibit 4.01 of Xcel Energy’s Current Report on Form 8-K dated July 21, 1999 , File No. 1-03034)

4.02	Supplemental Trust Indenture, dated July 15, 1999, between NSP and Norwest Bank Minnesota, National Association, as Trustee. (Incorporated by reference to Exhibit 4.02 of Xcel Energy’s Current Report on Form 8-K, dated July 21, 1999, File No. 1-03034)

4.03	Supplemental Trust Indenture, dated August 18, 2000, among Xcel Energy Inc., Northern States Power Company and Wells Fargo Bank Minnesota, National Association, as Trustee. (Incorporated by reference to Exhibit 4.03 of the Registrant’s Form 10, File No. 0-31709)

4.04	Supplemental Trust Indenture, dated July 1, 2002, among Northern States Power Company and Wells Fargo Bank Minnesota, National Association, as Trustee, creating the Notes. (Incorporated by reference to Exhibit 4.01 of the Registrant’s Current Report on Form 8-K dated July 8, 2002, File No. 0-31709)

4.05	Form of Note. (Incorporated by reference to Exhibit A to Exhibit 4.01 of the Registrant’s Current Report on Form 8-K dated July 8, 2002, File No. 0-31709)

4.06	Trust Indenture, dated February 1, 1937, from NSP to Harris Trust and Savings Bank, as Trustee. (Incorporated by reference to Exhibit B-7 to File No. 2-5290)

4.07	Supplemental and Restated Trust Indenture, dated May 1, 1988, from NSP to Harris Trust and Savings Bank, as Trustee. (Incorporated by reference to Exhibit 4.02 to Form 10-K of NSP for the year 1988, File No. 1-3034)

Exhibit
Number	Description

Supplemental Indenture between NSP and said Trustee, supplemental to Exhibit 4.03, dated as follows:

4.08	June 1, 1942 (Exhibit B-8 to File No. 2-97667)

4.09	February 1, 1944 (Exhibit B-9 to File No. 2-5290)

4.10	October 1, 1945 (Exhibit 7.09 to File No. 2-5924)

4.11	July 1, 1948 (Exhibit 7.05 to File No. 2-7549)

4.12	August 1, 1949 (Exhibit 7.06 to File No. 2-8047)

4.13	June 1, 1952 (Exhibit 4.08 to File No. 2-9631)

4.14	October 1, 1954 (Exhibit 4.10 to File No. 2-12216)

4.15	September 1, 1956 (Exhibit 2.09 to File No. 2-13463)

4.16	August 1, 1957 (Exhibit 2.10 to File No. 2-14156)

4.17	July 1, 1958 (Exhibit 4.12 to File No. 2-15220)

4.18	December 1, 1960 (Exhibit 2.12 to File No. 2-18355)

4.19	August 1, 1961 (Exhibit 2.13 to File No. 2-20282)

4.20	June 1, 1962 (Exhibit 2.14 to File No. 2-21601)

4.21	September 1, 1963 (Exhibit 4.16 to File No. 2-22476)

4.22	August 1, 1966 (Exhibit 2.16 to File No. 2-26338)

4.23	June 1, 1967 (Exhibit 2.17 to File No. 2-27117)

4.24	October 1, 1967 (Exhibit 2.01R to File No. 2-28447)

4.25	May 1, 1968 (Exhibit 2.01S to File No. 2-34250)

4.26	October 1, 1969 (Exhibit 2.01T to File No. 2-36693)

4.27	February 1, 1971 (Exhibit 2.01U to File No. 2-39144)

4.28	May 1, 1971 (Exhibit 2.01V to File No. 2-39815)

4.29	February 1, 1972 (Exhibit 2.01W to File No. 2-42598)

Exhibit
Number	Description

4.30	January 1, 1973 (Exhibit 2.01X to File No. 2-46434)

4.31	January 1, 1974 (Exhibit 2.01Y to File No. 2-53235)

4.32	September 1, 1974 (Exhibit 2.01Z to File No. 2-53235)

4.33	April 1, 1975 (Exhibit 4.01AA to File No. 2-71259)

4.34	May 1, 1975 (Exhibit 4.01BB to File No. 2-71259)

4.35	March 1, 1976 (Exhibit 4.01CC to File No. 2-71259)

4.36	June 1, 1981 (Exhibit 4.01DD to File No. 2-71259)

4.37	December 1, 1981 (Exhibit 4.01EE to File No. 2-83364)

4.38	May 1, 1983 (Exhibit 4.01FF to File No. 2-97667)

4.39	December 1, 1983 (Exhibit 4.01GG to File No. 2-97667)

4.40	September 1, 1984 (Exhibit 4.01HH to File No. 2-97667)

4.41	December 1, 1984 (Exhibit 4.01II to File No. 2-97667)

4.42	May 1, 1985 (Exhibit 4.36 to Form 10-K for the year 1985, File No. 1-3034)

4.43	September 1, 1985 (Exhibit 4.37 to Form 10-K for the year 1985, File No. 1-3034)

4.44	July 1, 1989 (Exhibit 4.01 to Form 8-K dated July 7, 1989, File No. 1-3034)

4.45	June 1, 1990 (Exhibit 4.01 to Form 8-K dated June 1, 1990, File No. 1-3034)

4.46	October 1, 1992 (Exhibit 4.01 to Form 8-K dated October 13, 1992, File No. 1-3034)

4.47	April 1, 1993 (Exhibit 4.01 to Form 8-K dated March 30, 1993, File No. 1-3034)

4.48	December 1, 1993 (Exhibit 4.01 to Form 8-K dated December 7, 1993, File No. 1-3034)

4.49	February 1, 1994 (Exhibit 4.01 to Form 8-K dated February 10, 1994, File No. 1-3034)

Exhibit
Number	Description

4.50	October 1, 1994 (Exhibit 4.01 to Form 8-K dated October 5, 1994, File No. 1-3034)

4.51	June 1, 1995 (Exhibit 4.01 to Form 8-K dated June 28, 1995, File No. 1-3034)

4.52	April 1, 1997 (Exhibit 4.47 to Form 10-K for the year 1997, File No. 1-3034)

4.53	March 1, 1998 (Exhibit 4.01 to Form 8-K dated March 11, 1998, File No. 1-3034)

4.54	May 1, 1999 (Exhibit 4.49 to Form 10 of NSP-Minnesota, File No. 000-31709)

4.55	June 1, 2000 (Exhibit 4.50 to Form 10 of NSP-Minnesota, File No. 000-31709)

4.56	August 1, 2000 (Assignment and Assumption of Trust Indenture) (Exhibit 4.51 to Form 10 of NSP-Minnesota, File No. 000-31709)

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Northern States Power Company
(a Minnesota Corporation)

By: /s/ Edward J. McIntyre
Name: Edward J. McIntyre
Title: Vice President and Chief Financial Officer

Dated: July 10, 2002